UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2011
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3109229
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(415) 788-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2011, Gary M. Sawka, the former Interim Chief Financial Officer of CAI International, Inc. (the “Company”), was appointed as Interim Senior Vice President, Finance of the Company.  Mr. Sawka will serve as Interim Senior Vice President, Finance until June 3, 2011 to help facilitate the transition of his previous duties as Interim Chief Financial Officer to Timothy B. Page, the Company’s newly appointed Chief Financial Officer as previously announced.

Mr. Sawka’s compensation as Interim Senior Vice President, Finance will be on the same terms as his previous compensation arrangement as Interim Chief Financial Officer.  He will receive an annual base salary of $300,000 and be eligible to participate in the employee benefit plans and executive compensation programs made available by the Company to its executive officers generally.  Upon termination of Mr. Sawka’s employment with the Company on June 3, 2011, Mr. Sawka will also be eligible for an annual bonus at the discretion of the Board of Directors which shall represent approximately 10% of his base salary and will be paid proportionately based upon his time of employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Date: May 12, 2011	By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Chief Financial Officer